UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33480 (Commission File Number)	33-0968580 (IRS Employer Identification No.)

4675 MacArthur Court, Suite 800, Newport Beach, California	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 14, 2014 (the “Closing Date”), Clean Energy (“Clean Energy”), a wholly owned subsidiary of Clean Energy Fuels Corp. (the “Registrant”), entered a Common Unit Purchase Agreement (“UPA”) with NG Advantage, LLC (the “Company”) and the other investors named therein.  The Company is engaged in the business of transporting compressed natural gas (“CNG”) in high-capacity trailers to large industrial and institutional energy users, such as hospitals, food processors, manufacturers and paper mills, which do not have direct access to natural gas pipelines.

Under the terms of the UPA, Clean Energy purchased common units of the Company representing a majority interest in the Company for $37,650,296 (the “Purchase Price”).  $18,999,996 of the Purchase Price was paid in cash on or before the Closing Date and the remaining $18,650,300 of the Purchase Price was paid in the form of an unsecured promissory note issued by Clean Energy (the “Unit Note”).  The UPA provides that the Company will, subject to certain limitations, indemnify Clean Energy for damages and losses incurred or suffered by Clean Energy as a result of, among other things, breaches of the Company’s representations, warranties and covenants contained in the UPA.

The principal amount of the Unit Note is payable by Clean Energy in two payments as follows: (i) $3,000,000 is due no later than January 13, 2015 and (ii) the remaining $15,650,300 is due no later than April 1, 2015.  The Unit Note does not bear interest.

In addition, on the Closing Date, Clean Energy and the Company entered a purchase agreement (the “Purchase Agreement”) pursuant to which Clean Energy purchased all of the Company’s right, title and interest in and to a CNG station located in Milton, Vermont (the “Station”) for $9,000,000 (the “Station Price”). $7,200,000 of the Station Price was paid in cash on the Closing Date and the remaining $1,800,000 of the Station Price was paid in the form of an unsecured promissory note issued by Clean Energy (the “Station Note”).  The Purchase Agreement provides that the Company will, subject to certain limitations, indemnify Clean Energy for damages and losses incurred or suffered by Clean Energy as a result of, among other things, breaches of the Company’s representations, warranties and covenants contained in the Purchase Agreement.

The principal amount of the Station Note is payable by Clean Energy on the date the Company completes certain upgrade work to the Station (the “Upgrade Work”), which the Lease (as defined below) provides must be completed, subject to certain exceptions, on or before April 30, 2015.  The Station Note does not bear interest.

The Company intends to use the proceeds it will receive under the UPA and the Purchase Agreement primarily for general working capital purposes, including funding capital expenditures and the expansion and growth of its business.

On the Closing Date and immediately following the consummation of Clean Energy’s purchase of the Station, Clean Energy and the Company entered a lease agreement (“Lease”) pursuant to which Clean Energy leased the Station to the Company.  The Lease has an initial term of seven years and is renewable at the Company’s option for two additional seven-year terms.  The initial base rent under the Lease is $84,000 per month and increases to $105,000 per month in the first month following the date the Company completes the Upgrade Work to the Station.  The Company has an option to repurchase the Station at the conclusion of the initial term or, if any, the first renewal term under the Lease, in each case for an amount equal to the then-applicable fair market value of the Station.

In connection with Clean Energy’s purchase of the common units of the Company, the following additional terms were agreed to among Clean Energy, the Company and the Company’s other members:

•                  From and after the Closing Date, the Company will be managed by a Board of Managers consisting of seven managers.  So long as Clean Energy owns at least 42.9% of the Company’s outstanding equity, it is entitled to elect three managers.  Further, so long as Clean Energy owns at least 50.1% of the Company’s outstanding equity, it is entitled to nominate one additional manager, provided that such person may not be an employee of Clean Energy.

•                  In the event the Company issues equity upon the exercise or conversion of certain securities outstanding or reserved as of the Closing Date, the Company will automatically and at no additional cost to Clean Energy issue to Clean Energy such number of additional common units to maintain Clean Energy’s ownership of at least 50.1% of the Company’s then-outstanding equity (or such other percentage of the Company's common units owned by Clean Energy immediately prior to the issuance of such securities).

•                  Under certain circumstances, Clean Energy will vote its common units in favor of a qualified initial public offering of the Company (“QIPO”).  A QIPO shall be deemed to occur at (i) an underwritten public offering of the Company's common units in which the common units are listed on Nasdaq or the New York Stock Exchange, (ii) the low end of the initial public offering marketing range price per common unit as indicated by an independent investment bank is at least equal to or above $30.52, (iii) the aggregate gross proceeds of such offering to the Company are not less than $60,000,000, and (iv) subject to certain customary exceptions, the common units are freely tradable.  Alternatively, in the event the Company has been provided a QIPO pricing range (the “QIPO Range”), Clean Energy will have the right to acquire all of the common units of the Company it does not then own at a price per unit equal to the mid-point of the QIPO Range.

•                  Under certain circumstances, Clean Energy will vote its common units in favor of a sale of the Company if the per common unit price of the consideration to be received in such transaction is at least $45.78 (“Threshold Amount”).  Alternatively, in the event the Company determines to pursue a sale transaction, Clean Energy may request that the Company engage independent investment banks to value the Company on a going concern basis (the “Valuation”), and if the Valuation is equal to an amount that would result in payment per common unit of at least the Threshold Amount in the event of a sale of the Company at the amount of the Valuation, then Clean Energy would have the right to acquire all of the common units of the Company it does not then own at a price per unit equal to 110% of the price per unit implied by the Valuation.

The foregoing descriptions of the UPA, Unit Note, Purchase Agreement, Station Note and Lease do not purport to be complete and are qualified in their entirety by the complete versions of such documents, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference. The Registrant issued a press release on October 15, 2014 regarding its investment in the Company and purchase and lease of the Station, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.02.                                        Results of Operations and Financial Condition.

On October 15, 2014, the Registrant issued a press release announcing, among other things, that it delivered 50.6 million CNG gallons in its third quarter ended September 30, 2014. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.

The information furnished in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information or exhibit in the future.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.13	Promissory Note in the principal amount of $18,650,300 issued by Clean Energy on October 14, 2014.

4.14	Promissory Note in the principal amount of $1,800,000 issued by Clean Energy on October 14, 2014.

10.94	Form of Common Unit Purchase Agreement dated October 14, 2014, among NG Advantage, LLC, Clean Energy and the other investors named therein.

10.95	Purchase Agreement dated October 14, 2014, between Clean Energy and NG Advantage, LLC.

10.96	Lease dated October 14, 2014, between Clean Energy and NG Advantage, LLC.

99.1	Press Release issued by Clean Energy Fuels Corp., dated October 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2014		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer